Exhibit 5.3

One Financial Plaza Suite 2800 Westminster Street Providence, RI 02903 Telephone: 401-274-9200 Fax: 401-276-6611 www.lockelord.com

November 14, 2019

AMC Networks Inc.

11 Penn Plaza

New York, NY 10001

Ladies and Gentlemen:

We have acted as special Rhode Island counsel to NOS4A2 Productions I LLC, a Rhode Island limited liability company (the “Rhode Island Guarantor”), in connection with the Registration Statement on Form S-3 filed on November 14, 2019 (the “Registration Statement”) by AMC Networks Inc., a Delaware corporation (the “Company”), the Rhode Island Guarantor and the additional registrants named therein with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of (i) debt securities of the Company (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”).

Any Debt Securities are to be issued under an indenture to be entered into among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is attached to the Registration Statement as Exhibit 4.1, and, if applicable, one or more supplemental indentures thereto (the “Indenture”).

In connection with the opinion set forth below, we have examined (i) the Registration Statement; (ii) the form of Indenture; (iii) certified copies of the articles of organization and limited liability company agreement of the Rhode Island Guarantor (the “Organizational Documents”); (iv) a certificate of good standing for the Rhode Island Guarantor issued by the Rhode Island Secretary of State dated as of October 31, 2019; and (v) certain resolutions of the sole member of the Rhode Island Guarantor dated as of November 1, 2019. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we

AMC Networks, Inc.

November 14, 2019

have relied as to certain matters on information and certificates obtained from public officials, officers of the Company or the Rhode Island Guarantor and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to is as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us, and (iii) the legal capacity and competency of all natural persons.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Rhode Island Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Rhode Island.

2.	The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary limited liability company action on the part of the Rhode Island Guarantor.

3.

The Rhode Island Guarantor has the limited liability company power to authorize the form and terms of, and the performance, issuance and sale by the Rhode Island Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement.

4.

The execution, delivery and performance of the Indenture and the issuance and sale of any Guarantee by the Rhode Island Guarantor will be duly authorized by all necessary limited liability company action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate or limited liability company action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

For the purposes of this opinion letter, we have assumed that, at the time any Debt Securities and any related Guarantees are issued and sold under the Registration Statement: (i) the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws; (iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and the Trustee; (v) the Trustee will have been duly qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have

AMC Networks, Inc.

November 14, 2019

been properly filed with the Commission as to the Trustee; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the company, the applicable Guarantors and the other parties thereto; (vii) the execution, delivery and performance by the Rhode Island Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Rhode Island Guarantor of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of the Rhode Island Guarantor, or any law, rule or regulation applicable to the Rhode Island Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Rhode Island Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Rhode Island Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (ix) the Organizational Documents of the Rhode Island Guarantor and the resolutions of the sole member of the Rhode Island Guarantor, in each case as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed herein are limited to the laws of the State of Rhode Island, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America). This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees. This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the statements with respect to us under the heading “Validity of the Debt Securities and Guarantees” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the commission promulgated thereunder.

Very truly yours,

/s/ Locke Lord LLP

LOCKE LORD LLP